UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2016 (January 4, 2016)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, the registrant received notice of the resignation of Shay Tomer from his position as Chief Financial Officer of the registrant. Mr. Tomer, who has worked for the registrant for almost nine years, advised the registrant that he decided to pursue new opportunities.  Mr. Tomer’s resignation was not a result of any disagreement with the registrant.

In accordance with Mr. Tomer’s employment agreement, Mr. Tomer will continue to serve as the registrant’s Chief Financial Officer until the earlier of 6 months following his notice to the registrant or such time as a suitable replacement has been hired and his duties have been effectively transitioned, and during this period the registrant will search for a new Chief Financial Officer. In connection with his resignation, Mr. Tomer will receive certain payments, as previously described in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 6, 2016	By:	/s/ Shlomi Cohen
Name: Shlomi Cohen
Title: Chief Executive Officer